News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications	Catherine Graham EVP & Chief Financial Officer

703.653.2248 703.653.3155
bhalloran@orcc.com cgraham@orcc.com

ONLINE RESOURCES POSTS FOURTH QUARTER AND ANNUAL 2004 RESULTS

Earnings Up Sharply, In Line with Raised Guidance

CHANTILLY, Va., February 16, 2005 – Online Resources Corporation (Nasdaq: ORCC), a leading outsourcer of Internet financial services, today reported financial and operating results for the three months and full year ending December 31, 2004.

Fourth Quarter 2004

•	Revenue for the fourth quarter of 2004 increased 17 percent to $11.4 million, versus $9.7 million in the fourth quarter of 2003.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 25 percent to $2.1 million, versus $1.7 million in the prior year.

•	Net income was $0.06 per diluted share, a 200 percent increase compared to $0.02 per diluted share in 2003.

“Revenue and gross profit were better than we anticipated for the fourth quarter,” stated Matthew P. Lawlor, chairman and chief executive of the Company. “At the same time, we absorbed higher than expected costs to comply with Sarbanes-Oxley and to complete the move of our corporate headquarters, resulting in net income at the mid-point of our guidance.”

The Company further noted that fourth quarter results do not recognize any revenue or expenses from the December 22, 2004 acquisition of Incurrent Solutions, as the results were deemed to be immaterial. The Company’s balance sheet, however, is presented on a consolidated basis.

Full Year 2004

•	Revenue was $42.3 million, up 10 percent from $38.4 million in the prior year, or a 17 percent increase after excluding a large one-time fee from the 2003 period.

•	EBITDA was $8.6 million, up 17 percent from $7.4 million in 2003, or a 67 percent increase excluding the one-time fee.

•	Net income was $0.25 per diluted share, up 47 percent from $0.17 per diluted share in 2003, or up from $0.03 after adjusting for the one-time fee.

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“Reflecting on the full year 2004, we met or exceeded our major financial, operating and strategic goals. Consumer adoption grew sharply, and we accelerated the expansion of our client base. Profitability was positively impacted by a significant improvement in our bill pay electronic remittance rate. We also completed our first acquisition, broadening our base for future expansion through a number of new products and capabilities.”

Commenting on the future, Lawlor said, “The key for us will be to keep our top line growing at a high rate and leverage our relatively fixed cost base. Growth in our banking division looks promising, as we expect continued increases in bill pay adoption and operating efficiencies to more than offset volume pricing and the anticipated loss of two large clients that were acquired. Revenue from our newly acquired card division will further add to top-line growth, with potential upside from new web-based collections and transaction inquiry products. Our e-commerce division has great strategic potential, as online debit grows. Our goal in 2005 is to launch several pilots, and look to revenue contribution in the years beyond.”

2004 Highlights

•	Increased profitability, despite the loss of 14% of revenue contributed in 2003 by the two largest clients who were acquired and migrated off our platform;

•	Consistently met or exceeded the Company’s earnings guidance for each quarter, even after raising that guidance twice during the year;

•	Recognized as one the nation’s fastest growing technology companies by Deloitte & Touche, with an unbroken history of quarterly YOY revenue growth since 1996;

•	Crossed the one million end-user threshold for our banking services by increasing the adoption rate 45 percent, bolstered by over 8,000 consumer marketing programs;

•	Achieved 92% client renewal rate and 94 percent consumer end-user satisfaction rating for our banking services;

•	Signed 128 new clients (offset by 45 departures), bringing total client base to 723 with no continuing client contributing more than 4 percent of revenue;

•	Increased electronic remittance rate by 11 percent, further improving the cost, speed and quality of consumer bill payment services;

•	Completed first acquisition, expanding into the complementary card issuer market adding 2 million users and synergistic product capabilities.

2005 Business Outlook

There are no changes in guidance since the Company’s announcement of December 14, 2004. Guidance reflects adoption of new accounting rules for expensing equity compensation beginning January 1, 2005, and no release of the Company’s tax loss reserve.

The information presented below is in millions except for per share information, which is calculated on a projected 22.0 million weighted average, fully diluted shares outstanding. This information is forward-looking, and actual results may differ materially.

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First Quarter		Full Year
2004 2005%		2004	2005	%
Actual Guidance	Increase	Actual	Guidance	Increase

Revenue	$9.8	$13.9-14.3	44%	$42.3	$55.5-57.5	34%

Gross Profit Margin	56%	60-62%	9%	62%	60-62%	-1%

EBITDA (1)	$1.4	$2.9-3.3	121%	$8.7	$12.5-13.5	49%

Per share	$0.07	$0.13-0.15	100%	$0.43	$0.58-0.63	41%

Net Income	$0.4	$1.3-1.6	263%	$5.0	$6.4-7.1	35%

Per share	$0.02	$0.06-0.08	250%	$0.25	$0.30-0.33	26%

Equity Compensation Expense	$0.00	$0.4-0.6	N/A	$0.00	$1.3-1.5	N/A

Per share	$0.00	$0.02-0.03	N/A	$0.00	$0.06-0.07	N/A

(1)	EBITDA is defined as earnings before interest, taxes, depreciation, amortization and non-cash equity compensation expense.

The Company’s management will host a conference call to discuss the results today at 4:15 p.m. ET. During the call, management will reference some charts that review the Company’s strategic performance. The charts are available on Online Resources’ web site at www.orcc.com/2004charts.

The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on February 16 until midnight on Wednesday, February 23. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 3406993. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers Internet financial services for 700 firms nationwide. The Company’s proprietary account presentation, payment and relationship management services are branded to its client banks, credit unions, card issuers and payment acquirers. The Company serves over 3 million consumer end-users and processes over $10 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) has been widely recognized as one of the nation’s fastest growing technology firms.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data

	Total					% Change
	4Q03	1Q04	2Q04	3Q04	4Q04[1]	4Q04 vs. 3Q04	4Q04 vs. 4Q03
ACCOUNT PRESENTATION
Banking Services
Users (#K)	416	450	439	463	485	5%	17%
Adoption Rate[2]	16.8%	18.5%	19.3%	21.1%	22.4%	6%	33%
Clients	211	204	195	180	183	2%	-13%
Card Services
Users (#K)	n/a	n/a	n/a	n/a	1,986	n/a	n/a
Adoption Rate[3]	n/a	n/a	n/a	n/a	14.9%	n/a	n/a
Clients	n/a	n/a	n/a	n/a	7	n/a	n/a
PAYMENTS
Banking Services
Users (#K)	528	592	651	728	776	7%	47%
Adoption Rate[4]	5.1%	5.7%	6.2%	6.8%	8.2%	21%	61%
Transactions (#M)	7.5	8.4	9.0	9.6	10.2	6%	36%
Clients	633	670	687	697	716	3%	13%
RELATIONSHIP MANAGEMENT
Banking Services
Products/User	1.25	1.27	1.28	1.30	1.31	1%	5%
Upsells[5]	17,299	19,843	18,693	17,060	18,980	11%	10%
First Call Resolution	91%	91%	93%	92%	93%	1%	2%
Clients	310	322	333	341	356	4%	15%
TOTAL ENTERPRISE
Unique Users[6] (#K)	841	926	972	1,065	3,111	192%	270%
Adoption	8.2%	8.9%	9.2%	10.0%	13.6%	36%	66%
Payment Transactions (#M)	7.5	8.4	9.0	9.6	10.2	6%	36%
Unique Clients	633	670	687	697	723	4%	14%
Notes:
[1]Does not include Sears, a Card & Credit Services division client, that was acquired and is expected to be leaving in 2Q05.
[2] The number of users divided by the 2.1 million total launched checking accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.
[3]The number of users divided by the 13.3 million active card accounts held with our Card Services clients. Based on industry averages, we have defined active card accounts to be 50% of total card accounts, and like the industry, are reporting adoption rates against the active card account base.

[4]The number of users divided by the 9.5 million total payments-eligible launched checking accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

[5]The number of additional services (e.g., bill payment, Money HQ, Quicken) that banking users enrolled in during the quarter.
[6]The number of unique users that use either account presentation services and/or payment services. Some may be counted in both account presentation and payments.

Online Resources Corporation
Statement of Operations

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2004	2003	2004	2003
Revenues:
Account presentation services	$740	$840	$3,030	$4,064
Payment services	7,801	5,914	28,277	21,042
Relationship management services	2,014	1,999	7,895	8,501
Professional services and other	848	969	3,084	4,801
Total revenues	11,403	9,722	42,286	38,408
Expenses:
Cost of revenues	4,095	3,881	16,202	15,503

Gross profit	7,308	5,841	26,084	22,905
General and administrative	3,115	2,374	9,931	8,627
Selling and marketing	2,017	1,798	7,416	6,433
Systems and development	954	955	3,793	3,831
Total expenses	6,086	5,127	21,140	18,891

Income from operations	1,222	714	4,944	4,014
Other income (expense)
Interest income	64	22	147	79
Other income	5	—	38	—
Interest expense	(6)	(23)	(3)	(818)
Debt conversion expense	—	(314)	—	(495)
Total other income (expense)	63	(315)	182	(1,234)

Income before taxes	1,285	399	5,126	2,780
Income tax provision (benefit)	75	(26)	146	16
Net income	$1,210	$425	$4,980	$2,764

Net income per share
Basic	$0.07	$0.02	$0.28	$0.18
Diluted	$0.06	$0.02	$0.25	$0.17
Shares used in calculation of net income per share:
Basic	18,208	17,253	18,057	15,141
Diluted	20,195	19,423	20,128	16,685
Reconciliation of net income to EBITDA (See Note 1):
Net income	$1,210	$425	$4,980	$2,764
Depreciation and amortization	926	1,009	3,693	3,364
Other (income) expense	(63)	315	(182)	1,234
Income tax provision (benefit)	75	(26)	146	16
EBITDA (See Note 1)	$2,148	$1,723	$8,637	$7,378

Notes:

1.	EBITDA represents earnings before interest, taxes, depreciation and amortization, and gains or losses from extraordinary items.

Online Resources Corporation
Condensed Balance Sheets

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2004	2003
	(UNAUDITED)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$6,291	$13,634
Accounts receivable, net	8,516	3,935
Deferred implementation costs	461	494
Prepaid expenses and other current assets	2,635	911
Total current assets	17,903	18,974
Property and equipment, net	11,417	7,344
Goodwill	11,273	—
Intangible assets	1,570	—
Deferred implementation costs, less current portion	420	417
Other assets	351	117
Total assets	$42,934	$26,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,972	$2,834
Deferred revenues	973	586
Current portion of capital lease obligation	10	97

Total current liabilities	5,955	3,517
Capital lease obligation, less current portion	—	11
Deferred revenues, less current portion	379	302
Other long-term liabilities	134	51

Total liabilities	6,468	3,881
Stockholders’ equity	36,466	22,971
Total liabilities and stockholders’ equity	$42,934	$26,852